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                                                                    Exhibit 99.1

Wednesday May 2, 2:18 PM Eastern Time

Press Release

Data Critical Corporation Announces Restructuring Focusing on Hospital Wireless and Cardiology Markets

BOTHELL, Wash.--(BW HealthWire)--May 2, 2001--Data Critical Corporation (Nasdaq:DCCA - news), a wireless communication technology company serving the health care market, today announced it is restructuring operations to focus on its core hospital wireless and cardiology businesses, and will reduce its workforce of permanent and contract employees by roughly 17 percent to a headcount of approximately 120.

"As the emerging market for wireless health care technologies continues to unfold, Data Critical will focus on developing sustainable, scalable revenue streams," said Richard Earnest, president and CEO of Data Critical. "We will focus on growth-oriented and profitable business lines and will continue to review all of our product lines. Where business lines are not core to our overall strategy we will seek an appropriate alternative for those assets."

The Company's Seattle-based hospital and physician hand-held operations, presently located in two separate facilities, will be consolidated into its corporate headquarters in Bothell, Washington. Roughly half of the workforce reductions will come from the Company's physician hand-held group. Upon its completion later in the second quarter, the operational restructuring is anticipated to produce annualized cash savings of approximately $2 million. Data Critical expects to record a non-operating cash charge of approximately $350,000 in the second quarter related to these changes, as well as a possible non-cash charge for related asset write-downs.

Earnest continued, "We expect that our reorganization and cost-reduction efforts will result in more conservative fiscal management and will enhance our ability to grow the business and provide leading wireless communication technology for the healthcare industry. I am confident that Data Critical maintains the resources to move aggressively and opportunistically, and is well positioned for success."

"Although this restructuring produces significant cost savings and strengthens our financial position, it was designed to maximize operating efficiency and align resources with a focused business plan, including our pending merger with VitalCom," Earnest added.

About Data Critical:

Data Critical Corporation develops and distributes wireless and Internet systems for communicating critical healthcare data. The company offers StatView(TM), AlarmView(TM) and FlexView(TM), a line of wireless alarm notification products for hospitals. It also provides MobileView(TM) and ECGStat(TM), a line of wireless products for physicians as well as WebChart(TM) and PocketChart(TM). Data Critical's Paceart division is a leader in PC-based software for managing the
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care of cardiac patients with implanted devices. Paceart systems are used by more than 2,500 cardiologists across the U.S.

The company has twenty-five partnerships with such industry leaders as Aether Systems, Agilent Technologies, CRITIKON, General Electric, LabCorp, Medtronic, Siemens and Welch Allyn. Additional information about Data Critical is available at www.datacritical.com

The company believes the special charge estimates to be materially accurate although that information is subject to adjustment based upon final internal reviews by management and review by its independent auditors.

This press release contains forward-looking statements. Forward-looking statements are based on the opinions and estimates of management at the time of the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "will," "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Data Critical's actual results include, but are not limited to, the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our annual report on form 10-K for the year ending December 31, 2000. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Data Critical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Contact:
     Data Critical Corporation
     Laura Bridenback or Michael Singer, 425-482-7000

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